FOLEY & LARDNER

                                ATTORNEYS AT LAW
BRUSSELS                       POST OFFICE BOX 240                       ORLANDO
CHICAGO                   JACKSONVILLE, FLORIDA 32201-0240            SACRAMENTO
DENVER                        THE GREENLEAF BUILDING                   SAN DIEGO
DETROIT                          200 LAURA STREET                  SAN FRANCISCO
JACKSONVILLE              JACKSONVILLE, FLORIDA 32202-3510           TALLAHASSEE
LOS ANGELES                   TELEPHONE (904) 359-2000                     TAMPA
MADISON                       FACSIMILE (904) 359-8700          WASHINGTON, D.C.
MILWAUKEE                                                        WEST PALM BEACH

                                 April 12, 2001



Regency Centers Corporation
121 West Forsyth Street, Suite 200
Jacksonville, Florida 32202

            Re:  Registration Statement on Form S-3

Ladies and Gentlemen:

            You have requested our opinions as tax counsel to Regency Centers Corporation (the "Company") concerning the federal income tax consequences in connection with the registration statement on Form S-3 (the "Registration Statement") and with respect to qualification of the Company as a real estate investment trust (a "REIT") for federal income tax purposes, for the issuance from time to time of up to $600,000,000 aggregate principal amount of notes, of Regency Centers, L.P. (the "Partnership") and the guarantee of the Company with respect to such notes. Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Registration Statement.

            In connection with the opinions rendered below, we have reviewed the Registration Statement, the agreement of limited partnership of the Partnership, the articles of incorporation and bylaws of the Company and such other documents that we deemed relevant. The opinions expressed in this letter are based upon certain factual representations set forth in the Registration Statement and in certificates of officers of the Company.

            In connection with the opinions rendered below, we have assumed generally that:

            1. each of the documents referred to above has been duly authorized, executed, and delivered; is authentic, if an original, or is accurate, if a copy; and has not been amended;

            2. during its short taxable year ended December 31, 1993 and subsequent taxable years, the Company has operated and will continue to operate in such a manner



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Regency Centers Corporation
April 12, 2001
Page 2


that makes and will continue to make the factual representations contained in a certificate, dated as of the date hereof and executed by a duly appointed officer of the Company (the "Officer's Certificate"), true for such years;

            3. the Company will not make any amendments to its organizational documents or to the organizational documents of Regency Realty Group, Inc., a Florida corporation ("Management Company"), after the date of this opinion that would affect its qualification as a REIT for any taxable year;

            4. no actions will be taken by the Company or Management Company after the date hereof that would have the effect of altering the facts upon which the opinion set forth below is based.

            In connection with the opinions rendered below, we also have relied upon the correctness of the factual representations contained in the Officer's Certificate.

            Based solely on the documents and assumptions set forth above and the factual representations set forth in the Officer's Certificate, and without further investigation, we are of the opinion that the summaries set forth in the prospectus (the "Prospectus") included as part of the Registration Statement under the caption "Federal Income Tax Considerations" are accurate in all material respects as to matters of law and legal conclusions. In addition, based upon and subject to the foregoing, we confirm our specific opinions in the Prospectus under the caption "Federal Income Tax Considerations".

            The foregoing opinions are based on current provisions of the Code and the Treasury regulations thereunder (the "Regulations"), published administrative interpretations thereof, and published court decisions, all of which are subject to change either prospectively or retroactively. The Internal Revenue Service has not issued Regulations or administrative interpretations with respect to various provisions of the Code relating to REIT qualification. No assurance can be given that the law will not change in a way that will prevent the Company from qualifying as a REIT or that may change the other legal conclusions stated herein.

            The foregoing opinion is limited to the U.S. federal income tax matters addressed herein, and no other opinions are rendered with respect to other federal tax matters or to any issues arising under the tax laws of any other country, or any state or locality. We undertake no obligation to update the opinion expressed herein after the date of this letter.



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Regency Centers Corporation
April 12, 2001
Page 3

            We hereby consent to the inclusion of this opinion as Exhibit 8 in said Registration Statement and to the reference to this firm under the captions "Federal Income Tax Considerations" and "Legal Matters" in the Prospectus. In giving this consent we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules or regulations of the Securities and Exchange Commission promulgated thereunder.

                                       Sincerely,

                                       FOLEY & LARDNER



                                       By:   /s/ Robert S. Bernstein
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